DRYDEN GOVERNMENT INCOME FUND, INC.
(formerly known as Prudential Government Income Fund, Inc.)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                   October 25, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the ?Fund?)
	(formerly known as Prudential Government Income Fund, Inc.)
            File No.:  811-3712


Ladies and Gentlemen:

            Please find enclosed the following items: (1)
the Semi-Annual
Report on Form N-SAR for the
Fund for the six-month period ended August 31, 2004, and (2)
such other information required to
be included as an exhibit.  The Form N-SAR was filed using
the EDGAR.
     Very truly yours,
     /s/Deborah A. Docs
        Deborah A. Docs
   Secretary


DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of October, 2004.









DRYDEN GOVERNMENT INCOME FUND, INC.
(formerly known as Prudential Government Income Fund, Inc.)





Witness:/s/Deborah A. Docs		By:/s/Grace C. Torres
               Deborah A. Docs		  Grace C. Torres
               Secretary		 Treasurer and Principal
                                        Financial and Accounting
					  Officer



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